For Immediate Release
Exhibit 99.1

Hasbro Reports Revenue and Operating Profit Growth
for the First Quarter 2015

·	First quarter 2015 revenues grew 5% to $713.5 million; Absent a negative $62.6 million impact of foreign exchange, first quarter 2015 revenues grew 14%;
·	Revenue and operating profit grew in the U.S. and Canada and Entertainment and Licensing Segments; International segment revenues increased 20% absent foreign exchange;
·	Franchise Brand revenues grew 20%; Boys, Games and Preschool category revenues increased in the quarter;
·
Operating profit increased 25%; Net earnings of $26.7 million or $0.21 per diluted share; Net earnings increased 43% excluding $13.5 million, or $0.10 per diluted share, of favorable tax adjustments in the first quarter 2014;

·	Generated $315.3 million in operating cash flow; $1.1 billion in cash at quarter end;
·	Repurchased approximately 436,000 shares of common stock at a total cost of $25.2 million and an average price of $57.80 per share.

Pawtucket, R.I., April 20, 2015 -- Hasbro, Inc. (NASDAQ: HAS) today reported financial results for the first quarter 2015.  Net revenues for the first quarter 2015 increased 5% to $713.5 million versus $679.5 million in 2014.  Excluding a negative $62.6 million impact from foreign exchange, revenues increased 14%.

Net earnings for the first quarter 2015 were $26.7 million, or $0.21 per diluted share, compared to $32.1 million, or $0.24 per diluted share, in 2014.  Net earnings for the first quarter 2015 increased 43% versus adjusted net earnings of $18.6 million, or $0.14 per diluted share, in 2014.  As reported first quarter 2014 net earnings included favorable tax adjustments of $13.5 million or $0.10 per diluted share.

"2015 is off to a good start with continued momentum in our business, led by growth in all of our Franchise Brands and the underlying strength in demand across international markets, including the emerging markets," said Brian Goldner, Hasbro's President and Chief Executive Officer.  "For the first quarter, we grew revenue, improved profitability and delivered growth in adjusted net earnings despite significant foreign exchange headwinds.  While the first quarter is the least significant quarter of the year, the global Hasbro team delivered a strong start to the year."

"Our first quarter results highlighted the strength of our brands, our global reach and our balance sheet," said Deborah Thomas, Hasbro's Chief Financial Officer.  "Foreign exchange did negatively impact both revenues and earnings in the quarter; however, several factors helped mitigate the negative impact to profitability.  These included the continued momentum in our Franchise Brands, the benefit of favorable foreign exchange product cost hedges and a larger contribution of higher-margin Entertainment and Licensing revenues.  Our first quarter results keep us on track to achieve our previously stated targets."

First Quarter 2015 Major Segment Performance

	Net Revenues ($ Millions)			Operating Profit ($ Millions)
	Q1 2015	Q1 2014	% Change	Q1 2015	Q1 2014	% Change
U.S. and Canada	$345.7	$337.7	+2%	$41.4	$35.8	+16%
International	$305.7	$305.5	--	$1.9	$2.4	-21%
Entertainment and Licensing	$60.6	$34.9	+74%	$16.4	$6.0	+174%

U.S. and Canada Segment net revenues increased 2% to $345.7 million compared to $337.7 million in 2014.  The Segment's results reflect growth in the Boys, Games and Preschool categories, partially offset by a decline in the Girls category.  The U.S. and Canada Segment reported 16% operating profit growth to $41.4 million compared to $35.8 million in 2014.

International Segment net revenues were $305.7 million compared to $305.5 million in 2014.  Revenues in the Boys and Preschool categories increased but were offset by declines in the Games and Girls categories.  On a regional basis, growth in Asia Pacific and Latin America was offset by a decline in Europe.  The emerging markets increased revenues 3% in the quarter.  Excluding an unfavorable $61.0 million impact of foreign exchange, primarily in Europe, net revenues in the International Segment grew 20% and approximately 25% in the emerging markets.  The International Segment reported operating profit of $1.9 million compared to $2.4 million in 2014.

Entertainment and Licensing Segment net revenues increased 74% to $60.6 million compared to $34.9 million in 2014.  Segment performance was driven by licensing revenues for Franchise Brands, in particular MY LITTLE PONY and TRANSFORMERS, during the 2014 holiday period and a multi-year digital streaming deal for Hasbro Studios television programming.  The Entertainment and Licensing Segment reported 174% operating profit growth to $16.4 million compared to $6.0 million in 2014.

First Quarter 2015 Product Category Performance

	Net Revenues ($ Millions)
	Q1 2015	Q1 2014	% Change
Boys	$272.6	$247.8	+10%
Games	$235.6	$220.5	+7%
Girls	$117.1	$138.7	-16%
Preschool	$88.1	$72.5	+22%

First quarter 2015 net revenues in the Boys category increased 10% to $272.6 million.  This growth was driven by year-over-year revenue gains in Franchise Brands TRANSFORMERS and NERF, as well as from growth in MARVEL products and initial shipments of JURASSIC WORLD.

Games category revenues increased 7% in the quarter.  Franchise Brands MAGIC: THE GATHERING and MONOPOLY increased revenues in the quarter and were partially offset by declines in several other brands, including ANGRY BIRDS games.

The Girls category revenues declined 16% in the first quarter 2015, primarily due to declines in FURBY, FURREAL FRIENDS and EASY BAKE products.  Growth in LITTLEST PET SHOP and PLAY-DOH DOHVINCI products partially offset these declines.

Preschool category revenues increased 22% in the first quarter 2015.  The PLAY-DOH brand and PLAYSKOOL HEROES products, fueled by growth in TRANSFORMERS RESCUE BOTS and initial shipments of JURASSIC WORLD, continued to be strong performers in the category and more than offset declines in core PLAYSKOOL products.

Dividend and Share Repurchase

The Company paid $53.5 million in cash dividends to shareholders during the first quarter 2015.  The next quarterly cash dividend payment of $0.46 per common share is scheduled for May 15, 2015 to shareholders of record at the close of business on May 1, 2015.

During the first quarter, Hasbro repurchased approximately 436,000 shares of common stock at a total cost of $25.2 million and an average price of $57.80 per share.  At quarter-end, $539.0 million remained available in the current share repurchase authorization.

Conference Call Webcast

Hasbro will webcast its first quarter 2015 earnings conference call at 8:30 a.m. Eastern Time today.  To listen to the live webcast and access the accompanying presentation slides, please go to http://investor.hasbro.com.   The replay of the call will be available on Hasbro's web site approximately 2 hours following completion of the call.

About Hasbro
Hasbro (NASDAQ: HAS) is a global company committed to Creating the World's Best Play Experiences, by leveraging its beloved brands, including LITTLEST PET SHOP, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS and premier partner brands. From toys and games, television programming, motion pictures, digital gaming and a comprehensive lifestyle licensing program, Hasbro fulfills the fundamental need for play and connection for children and families around the world. The Company's Hasbro Studios creates entertainment brand-driven storytelling across mediums, including television, film and more. Through the Company's commitment to corporate social responsibility, including philanthropy, Hasbro is helping to build a safe and sustainable world and to positively impact the lives of millions of children and families every year. Learn more at www.hasbro.com and follow us on Twitter (@Hasbro & @HasbroNews).

© 2015 Hasbro, Inc. All Rights Reserved.
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company's potential performance in the future, including with respect to anticipated future benefits from investments in the Company's business and strategic efforts to grow the Company's brand portfolio and content delivery over the longer-term, and the Company's ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company's costs; (ii) downturns in economic conditions affecting the Company's markets which can negatively impact the Company's retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of the Company's products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays the Company may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which the Company and its customers and suppliers operate which could create delays or increase the Company's costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower the Company's net revenues and earnings, and significantly impact the Company's costs; (vii) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company's customers or changes in their purchasing or selling patterns; (viii) consumer interest in and acceptance of the Discovery Family Channel, and programming created by Hasbro Studios, and other factors impacting the financial performance of the network and Hasbro Studios; (ix) the inventory policies of the Company's retail customers, including retailers' potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of the Company's revenues in the second half and fourth quarter of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) delays, increased costs or difficulties associated with any of our or our partners' planned digital applications or media initiatives; (xi) work disruptions, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to offer Company products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) concentration of manufacturing for many of the Company's products in the People's Republic of China and the associated impact to the Company of social, economic or public health conditions and other factors affecting China, the movement of products into and out of China, the cost of producing products in China and exporting them to other countries; (xv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvi) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for the Company's products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xvii) the impact of litigation or arbitration decisions or settlement actions; and (xviii) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission ("SEC") filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.
This press release includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA.  EBITDA represents net earnings attributable to Hasbro, Inc. excluding net loss attributable to noncontrolling interests, interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. The press release also includes the Company's 2014 net earnings and diluted earnings per share excluding the impact of favorable tax adjustments related to the settlement of tax examinations, which is also a non-GAAP measure.  Management believes that presenting this data excluding these tax adjustments assists investors in understanding the performance of the Company's underlying business and the results of operations.  However, these measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investor Contact:  Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com

Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)
	March 29, 2015	March 30, 2014
ASSETS
Cash and Cash Equivalents	$1,081,397	$792,249
Accounts Receivable, Net	563,301	552,471
Inventories	340,654	390,824
Other Current Assets	419,956	406,561
Total Current Assets	2,405,308	2,142,105
Property, Plant and Equipment, Net	243,589	236,898
Other Assets	1,611,945	1,650,434
Total Assets	$4,260,842	$4,029,437

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS
AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$231,914	$12,858
Current Portion of Long-term Debt	-	426,356
Payables and Accrued Liabilities	588,813	654,507
Total Current Liabilities	820,727	1,093,721
Long-term Debt	1,559,895	959,895
Other Liabilities	392,479	337,219
Total Liabilities	2,773,101	2,390,835
Redeemable Noncontrolling Interests	42,234	44,180
Total Shareholders' Equity	1,445,507	1,594,422
Total Liabilities, Redeemable Noncontrolling Interests
and Shareholders' Equity	$4,260,842	$4,029,437

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended

(Thousands of Dollars and Shares Except Per Share Data)	March 29, 2015	% Net Revenues	March 30, 2014	% Net Revenues
Net Revenues	$713,500	100.0%	$679,453	100.0%
Costs and Expenses:
Cost of Sales	247,735	34.7%	258,545	38.1%
Royalties	59,089	8.3%	49,581	7.3%
Product Development	51,897	7.3%	47,257	7.0%
Advertising	67,742	9.5%	67,259	9.9%
Amortization of Intangibles	12,951	1.8%	13,402	2.0%
Program Production Cost Amortization	11,096	1.6%	4,658	0.7%
Selling, Distribution and Administration	208,785	29.3%	195,303	28.7%
Operating Profit	54,205	7.6%	43,448	6.4%
Interest Expense	24,585	3.4%	22,428	3.3%
Other (Income) Expense, Net	(4,695)	-0.7%	(4,975)	-0.7%
Earnings before Income Taxes	34,315	4.8%	25,995	3.8%
Income Taxes	8,494	1.2%	(5,519)	-0.8%
Net Earnings	25,821	3.6%	31,514	4.6%
Net Loss Attributable to Noncontrolling Interests	(846)	-0.1%	(573)	-0.1%
Net Earnings Attributable to Hasbro, Inc.	$26,667	3.7%	$32,087	4.7%

Per Common Share
Net Earnings Attributable to Hasbro, Inc.
Basic	$0.21		$0.24
Diluted	$0.21		$0.24

Cash Dividends Declared	$0.46		$0.43

Weighted Average Number of Shares
Basic	124,853		131,232
Diluted	126,342		132,733

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Thousands of Dollars)
	Quarter Ended
	March 29, 2015	March 30, 2014
Cash Flows from Operating Activities:
Net Earnings	$25,821	$31,514
Non-cash Adjustments	51,669	50,910
Changes in Operating Assets and Liabilities	237,791	159,617
Net Cash Provided by Operating Activities	315,281	242,041

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(31,151)	(22,239)
Other	(1,960)	(4,839)
Net Cash Utilized by Investing Activities	(33,111)	(27,078)

Cash Flows from Financing Activities:
Net (Repayments of) Proceeds from Short-term Borrowings	(20,325)	5,035
Purchases of Common Stock	(26,507)	(79,913)
Stock-based Compensation Transactions	17,463	23,879
Dividends Paid	(53,470)	(52,388)
Other	350	-
Net Cash Utilized by Financing Activities	(82,489)	(103,387)

Effect of Exchange Rate Changes on Cash	(11,451)	(1,776)

Cash and Cash Equivalents at Beginning of Year	893,167	682,449

Cash and Cash Equivalents at End of Period	$1,081,397	$792,249

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(Thousands of Dollars)	Quarter Ended
	March 29, 2015	March 30, 2014	% Change
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$345,690	$337,699	2%
Operating Profit	41,423	35,763	16%
Operating Margin	12.0%	10.6%

International Segment:
External Net Revenues	305,713	305,475	0%
Operating Profit	1,903	2,414	-21%
Operating Margin	0.6%	0.8%

Entertainment and Licensing Segment:
External Net Revenues	60,631	34,874	74%
Operating Profit	16,402	5,982	174%
Operating Margin	27.1%	17.2%

International Segment Net Revenues by Major Geographic Region
Europe	$195,871	$207,542	-6%
Latin America	57,608	53,284	8%
Asia Pacific	52,234	44,649	17%
Total	$305,713	$305,475

Net Revenues by Product Category
Boys	$272,598	$247,775	10%
Games	235,649	220,526	7%
Girls	117,127	138,700	-16%
Preschool	88,126	72,452	22%
Total Net Revenues	$713,500	$679,453

Reconciliation of EBITDA
Net Earnings Attributable to Hasbro, Inc.	$26,667	$32,087
Net Loss Attributable to Noncontrolling Interests	(846)	(573)
Interest Expense	24,585	22,428
Income Taxes	8,494	(5,519)
Depreciation	21,404	21,505
Amortization of Intangibles	12,951	13,402
EBITDA	$93,255	$83,330

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
2014 DISCRETE TAX BENEFITS
(Unaudited)
(Thousands of Dollars)
	Quarter Ended
Net Earnings and Earnings per Share Excluding Discrete Tax Benefits	March 29, 2015	Diluted Per Share Amount	March 30, 2014	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc., as Reported	$26,667	$0.21	$32,087	$0.24
Discrete Tax Benefits, Net	-	-	(13,480)	(0.10)
Net Earnings, as Adjusted	$26,667	$0.21	$18,607	$0.14